UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2010

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 8, 2010, Genta Incorporated, (the Company), announced that that the Company has initiated a new Phase 2b clinical trial of tesetaxel as 1st-line chemotherapy for women with metastatic breast cancer.  Tesetaxel is the leading oral taxane currently in clinical development.  The new trial will be conducted at Memorial Sloan-Kettering Cancer Center, New York, NY and at the Accelerated Community Oncology Research Network (ACORN) based in Memphis, TN.

The new trial is designed to confirm and extend the efficacy and safety results observed in a preliminary Phase 2a study of tesetaxel as 2nd-line treatment of patients with advanced breast cancer.  The new study includes women with Her2-negative breast cancer who have developed progressive disease after primary surgery but who have not previously received chemotherapy for metastatic disease.  Patients who received adjuvant post-operative chemotherapy (that may have included a taxane) are also eligible if they have been disease-free for at least 12 months since the last dose of chemotherapy.

The primary endpoint of the study is percent overall response.  Secondary endpoints include response duration, disease control at 3 months, percent progression-free survival (PFS) at 6 months, durable response > 6 months, and time-to-progression (TTP). A total of 25 patients are expected to be accrued, and enrollment should be completed in 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated November 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	November 8, 2010	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance